EXHIBIT 16.1

RSM US LLP

801 Nicollet Mall

West Tower, Suite 1200

Minneapolis, MN 55402

T +1 612 332 4300

F +1 612 376 9876

www.rsmus.com

August 21, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TeraWulf Inc.’s statements included under Item 4.01 of its Form 8-K filed on August 21, 2024 and we agree with such statements concerning our firm.